Agreement No.: PS23‐088    Certain identified information marked with “[***]” has been omitted from this document  because it is both (i) not material and (ii) the type that the registrant treats as private or  confidential.      US FEDERAL “***” CREDITS MY21 AND MY22   PAYMENT AGREEMENT      This  US  Federal  Corporate  Average  Fuel  Economy  (”“***”")  Credits  MY21  and  MY22  Payment  Agreement is between   1. PARTIES  Volvo Car Corporation, reg. no. 556074‐3089, a corporation organized and existing under the laws of  Sweden (“Volvo Cars”), and   Polestar Performance AB, reg. no. 556653‐3096, a corporation organized and existing under the laws  of Sweden (“Polestar”).  2. BACKGROUND   A. Volvo Cars and Polestar have reduced their joint “***” credits for Model Year (“MY”) 21  and 22, resulting in a surplus of “***” credits that can be traded with other carmakers. The  Regulation enable sales of “***” credits for over‐achieving manufacturers to create an  income for the “***” credits by offering credits to companies that are falling short of their  own target.     B. Since Volvo Cars, Polestar and Lotus Cars Ltd., with reg. no 895091 (“Lotus Cars”) forms an  entity (hereafter called “the Entity”) defined by Environmental Protection Agency (“EPA”)  and National Highway Traffic Safety Administration (“NHTSA”) and the Parties contribute  to the “***” credits jointly. The “***” credits will be shared according to ”***”. Polestar´s  share of the contribution will be compensated by Volvo Cars according to the terms and  conditions set forth in this Agreement.      C. Now, therefore, the Parties agree as follows:  3. DEFINITIONS  Front page definitions. The terms Volvo Cars and Polestar shall have the meaning as set out in Section  1 of this Agreement.     3.1 Agreement means this agreement.  3.2 Confidential Information means any and all non‐public information regarding the Parties  and their respective businesses, whether commercial or technical, in whatever form or  media, including but not limited to the existence, content and subject matter of this  Agreement that a Party learns from or about the other Party prior to or after the execution  of this Agreement.  3.3 Disclosing Party means the Party disclosing Confidential Information to the Receiving Party.  2    3.4 “***” Credits Agreement means the agreement stipulating sell and trade of “***” credits  between the Entity to external Original Equipment Manufacturer (“OEM”).  3.5 “***” Credits means credits earned under NHTSA’s “***” Regulations at 49 Code of Federal  Regulations “C.F.R.” Parts 531, 533, 536, and 537, as applicable, for Model Years 2021‐2022  which are eligible to be traded or transferred pursuant to 49 C.F.R. § 536.6(c), and which  have been adjusted pursuant to 49 C.F.R. § 536.4(c). Generated by an OEM when reducing  the amount of “***” emissions during a MY, this results in a surplus of “***” credits which  can be sold in the US market to other OEMs.  3.6 Parties means Volvo Cars and Polestar and Party means either Volvo Cars or Polestar.  3.7 Polestar Share means the ”***” of “***” Credits from Polestar branded vehicles to the  Parties’ total amount of “***” Credits.  3.8 Receiving Party means the Party receiving Confidential Information from the Disclosing  Party.  3.9 Regulation refers to EPA´s regulation at 40 C.F.R. Part 85, 86 and/or 600 as applicable to  “***” Credits, as such regulations may be amended, superseded or replaced from time to  time.   3.10 Steering Committee means the Volvo Polestar Emission Credit Sales Report Steering  Committee. The Steering Committee shall be the first level of governance forum  established by the Parties for handling the cooperation between them in respect of various  matters.  3.11 Strategic Board means the so‐called Volvo Polestar Executive Meeting. The Strategic Board  shall be the highest level of governance forum established by the Parties for handling the  cooperation between them in respect of various matters.  3.12 Third Party means a party other than any of the Parties.  3.13 Volvo Cars Credits means the “***” Credits, generated by Volvo Cars and, for the MY 21 and  MY22 that Volvo Cars will make available.  3.14 Polestar Credits means the “***” Credits, generated by Polestar branded vehicles, for the  MY 21 and MY22 that Polestar will make available.  4. POLESTAR COMPENSATION  4.1 Since the Entity´s Credits include Polestar´s contribution, Volvo Cars and Polestar have  agreed that Volvo Cars shall pay a compensation to Polestar for its contribution of “***”  Credits (the “Polestar Compensation”).   4.2 The Polestar Compensation will be calculated based on ”***” when selling “***” Credits to  external parties and the Polestar Share (as defined in Section 4.3 below) thereof.  4.3 The calculation of the Polestar Share is based on ”***” of “***” Credits from Polestar  branded vehicles ”***” “***” Credits. The calculation below is showing an estimation of the  Polestar Share and the Polestar Compensation for MY 21:  (a) Volvo Cars and Polestar generated credits of ”***” credits surplus for MY 21:  3    i. ”***”generated by Volvo Cars   ii. ”***”generated by Polestar  (b) Calculation: Polestar Share ”***”USD  4.4 The calculation of the Polestar Share is based on ”***”of “***” Credits from Polestar  branded vehicles ”***”“***” Credits. The calculation below is showing an estimation of the  Polestar Share and the Polestar Compensation for MY22:  (c) Volvo Cars and Polestar generated credits of ”***”credits surplus for MY 22:  iii. ”***”generated by Volvo Cars   iv. ”***”generated by Polestar  (d) Calculation: Polestar ”***”USD  4.5 The estimated Polestar Share takes into consideration, ”***” registered vehicles.  5. CALCULATION AND SETTLEMENT  5.1 This section sets out the conditions and process for the calculation of the Volvo Cars Credits  and their monetary value as well the calculation of the Polestar Compensation.   5.2 Volvo Cars will inform Polestar about the outcome of the final adjustment without undue  delay. Any questions or comments Polestar may have on the information received under  this section may be brought forward in accordance with the escalation principles in Section  10.1 below.   5.3 For the sake of clarity the calculation of the Polestar Share according to Section 4.3 will  involve that in the event that ”***”should have a deficit in “***” Credits affecting the  Entity, Volvo Cars and Polestar will share such deficit according to each Party´s pro rata  share of the Parties total calculated contribution of “***” Credits for MY21 and MY22.  In the event that ”***”needs to reimburse Volvo Cars and Polestar due to a “***” Credits  deficit, such reimbursement will be shared between the Parties according to each  Party´s pro rata share of the Party´s final calculated contribution of “***” Credits for  MY21 and MY22.  Volvo Cars is overall responsible of “***” Credits reporting however both Volvo Cars and  Polestar will secure reimbursement from ”***”jointly with responsibility for their  respective share. Volvo Cars will involve Polestar in the ongoing alignment between the  Parties and ”***”prior to finalizing the agreement with ”***”.   5.4 Polestar Compensation  Volvo Cars will calculate the Polestar Compensation based on the Polestar Share.   Volvo Cars shall inform Polestar about the Polestar Compensation within five business  days after Volvo Cars has received the compensation for the “***” Credits from the  buying entity on its account.    4    6. PAYMENT TERMS  6.1 Polestar shall invoice the Polestar Compensation to Volvo Cars within ”***” days following  the date that Volvo Cars has informed Polestar in accordance with Section 5.4.2 above.   6.2 All payments shall be made by the respective Party upon receipt of an invoice issued by the  other Party.   6.3 All invoices issued by Polestar shall be send directly and only to: ”***”All invoices and  payments shall be made in the currency: ”***”  6.4 All payments under this Agreement are exclusive of Value Added Tax and should not be  considered as subject to Value Added Tax. Polestar shall disclose the transaction by  submitting a notification describing the transaction to the Swedish Tax Agency once  Polestar has received the first payment.  6.5 Any amount invoiced shall be paid without undue delay, however at the latest within  ”***”days after the invoice date.  6.6 Payment made later than the due date will automatically be subject to interest for late  payments for each day it is not paid, and the interest shall be based on the ”***”.  7. AUDIT  7.1 Polestar shall have the right to, upon reasonable notice in writing to Volvo Cars, inspect  Volvo Cars’ books and records related to the Provisional Settlement Amount and the Final  Settlement Amount in order to verify the calculations and statements rendered under this  Agreement.   7.2 Audits shall be made during regular business hours and be conducted by Polestar or by an  independent auditor appointed by Polestar. Should Polestar during any inspection find that  Volvo Cars did not fulfil the requirements set forth herein, Polestar is entitled to comment  on the identified deviations and escalate such issues to the Steering Committee.   8. CONFIDENTIAL INFORMATION  8.1 The Parties shall take any and all necessary measures to comply with the security and  confidentiality procedures of the other Party.   8.2 All Confidential Information shall only be used for the purposes comprised by the fulfilment  of this Agreement. Each Party will keep in confidence any Confidential Information  obtained in relation to this Agreement and will not divulge the same to any Third Party,  unless the exceptions specifically set forth below in this Section 8.2 below apply or when  approved by the other Party in writing, and with the exception of their own officers,  employees, consultants or sub‐contractors with a need to know as to enable such  personnel to perform their duties hereunder. This provision will not apply to Confidential  Information which the Receiving Party can demonstrate:   (a) was in the public domain other than by breach of this undertaking, or by another  confidentiality undertaking;

5    (b) was already in the possession of the Receiving Party before its receipt from the  Disclosing Party;    (c) is obtained from a Third Party who is free to divulge the same; or    (d) is required to be disclosed by mandatory law, court order, lawful government action  or applicable stock exchange regulations.  8.3 The Receiving Party shall protect the disclosed Confidential Information by using the same  degree of care, but no less than a reasonable degree of care, as the Receiving Parts uses to  protect its own Confidential Information of similar nature, to prevent the dissemination to  Third Parties or publication of the Confidential Information. Further, each Party shall ensure  that its employees and consultants are bound by a similar duty of confidentiality and that  any subcontractors taking part in the fulfilment of that Party’s obligations hereunder,  enters into a confidentiality undertaking containing in essence similar provisions as those  set forth in this Section 8.  8.4 Any tangible materials that disclose or embody Confidential Information should be marked  by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent  thereof. Confidential Information that is disclosed orally or visually shall be identified by the  Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in  writing within 30 days after disclosure. However, the lack of marking or subsequent  confirmation that the disclosed information shall be regarded as “Confidential”,  “Proprietary” or the substantial equivalent thereof does not disqualify the disclosed  information from being classified as Confidential Information.  8.5 If any Party violates any of its obligations described in this Section 8, the violating Party shall,  upon notification from the other Party, (i) immediately cease to proceed such harmful  violation and take all actions needed to rectify said behaviour and (ii) financially  compensate for the harm suffered as determined by an arbitral tribunal pursuant to  Section 9 and 10.2 below. All legal remedies (compensatory but not punitive in nature)  according to law shall apply.  8.6 This confidentiality provision shall survive the expiration or termination of this Agreement  without limitation in time.  9. GOVERNING LAW   9.1 This Agreement and all non‐contractual obligations in connection with this Agreement shall  be governed by the substantive laws of Sweden without giving regard to its conflict of laws  principles.  10. DISPUTE RESOLUTION  10.1 Escalation principles.  In case the Parties cannot agree on a joint solution for handling disagreements or disputes,  a deadlock situation shall be deemed to have occurred and each Party shall notify the other  Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice  to the Steering Committee. Upon the receipt of such a deadlock notice, the receiving Party  shall within ten days of receipt, prepare and circulate to the other Party a statement setting  out  its  position  on  the matter  in  dispute  and  reasons  for  adopting  such  position,  and  6    simultaneously send a copy of its statement to the Steering Committee. Each such statement  shall be considered by the next regular meeting held by the Steering Committee or in a forum  meeting specifically called upon by either Party for the settlement of the issue.  The members  of  the  Steering  Committee  shall  use  reasonable  endeavours  to  resolve  a  deadlock situation in good faith. As part thereof, the Steering Committee may request the  Parties to in good faith develop and agree on a plan to resolve or address the breach, to be  presented  for  the  Steering  Committee without  undue  delay.  If  the  Steering  Committee  agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on  terms of such resolution or disposition and the Parties shall procure that such resolution or  disposition is fully and promptly carried into effect.  If  the  Steering Committee  cannot  settle  the deadlock within 30 days  from  the deadlock  notice pursuant to the section above, despite using reasonable endeavours to do so, such  deadlock will be referred to the Strategic Board for decision. If no Steering Committee has  been established between the Parties, the relevant issue shall be referred to the Strategic  Board. Should  the matter not have been  resolved by  the Strategic Board within 30 days  counting from when the matter was referred to them, despite using reasonable endeavours  to do so, the matter shall be resolved in accordance with Section 10.2 below.   All notices and communications exchanged in the course of a deadlock resolution proceeding  shall  be  considered  Confidential  Information  of  each  Party  and  be  subject  to  the  confidentiality undertaking in Section 8 above.  Notwithstanding  the  above,  the  Parties  agree  that  either  Party may  disregard  the  time  frames set forth in this Section 10.1 and apply shorter time frames and/or escalate an issue  directly to the Strategic Board in the event the escalated issue is of an urgent character and  where the applicable time frames set out above are not appropriate.   10.2 Arbitration.  Any dispute, controversy or claim arising out of or in connection with this Agreement, or the  breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance  with  the  Arbitration  Rules  of  the  Arbitration  Institute  of  the  Stockholm  Chamber  of  Commerce, whereas the seat of arbitration shall be Gothenburg, Sweden, the language to  be  used  in  the  arbitral  proceedings  shall  be  English,  and  the  arbitral  tribunal  shall  be  composed of three arbitrators.  Irrespective of  any discussions or disputes between  the Parties,  each Party  shall  always  continue to fulfil its undertakings under this Agreement unless an arbitral tribunal or court  (as the case may be) decides otherwise.   In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any  other legal proceedings between the Parties relating to this Agreement, each Party expressly  waives  the defence of  sovereign  immunity  and  any other defence  based on  the  fact or  allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a  waiver of any defence of sovereign immunity in respect of enforcement of arbitral awards  and/or sovereign immunity from execution over any of its assets.  All arbitral proceedings as well as any and all information, documentation and materials in  any form disclosed in the proceedings shall be strictly confidential.  7    11. GENERAL PROVISIONS  11.1 Notices. All notices and other communications under this Agreement will be in writing and in  English and must be delivered by personal delivery, email transmission or prepaid overnight  courier using an internationally recognized courier service at the following addresses (or at  such other address as any Party may provide by notice in accordance with this Section  11.1):   If to Volvo Cars:    Volvo Car Corporation  Attention: ”***”Dept. 50419, 405 31 Göteborg Sweden  Email: ”***”    With a copy not constituting notice to:    Volvo Car Corporation   Attention: ”***”  Dept. 50090, SE 405 31 Göteborg, Sweden   Email: ”***”  If to Polestar:    Polestar Performance AB  Attention: ”***”SE‐405 31 Gothenburg, SWEDEN  Email: ”***”  With a copy not constituting notice to:  Polestar Performance AB  ”***”SE‐405 31 Gothenburg, Sweden  Email: ”***”  All notices and shall be effective upon receipt, which shall be deemed to have occurred:    (a) at the time and on the date of personal delivery;    (b) if sent by e‐mail, at  the  time and on  the date  indicated on a confirmation of  receipt  relating to such e‐mail;    (c) at the time and on the date of delivery if delivered by courier as confirmed in the records  of such courier service; or    (d) at  such  time  and  date  as  delivery  by  personal  delivery  or  courier  is  refused  by  the  addressee upon presentation,    in each case provided that such receipt occurred on a business day at the location of receipt.  A written notice sent by e‐mail will be deemed to have been duly given, only if the recipient  has confirmed receipt of such e‐mail within three business days calculated from the time of  sending  such e‐mail. An automatic e‐mail  reply  shall not be construed as a  confirmation  hereunder.     11.2 No Third Party Beneficiaries. This Agreement does not confer any benefits on any third  party.  8    11.3 Announcements. Neither Party may make any public statement regarding this Agreement  without the other Party’s written approval.   11.4 Entire agreement. This Agreement states all terms agreed between the Parties and  supersedes all other agreements between the Parties relating to its subject matter.  11.5 Amendment and Waiver. No amendment of this Agreement will be effective unless it is in  writing and signed by both Parties. A waiver of any default is not a waiver of any later  default and will not affect the validity of this Agreement.  11.6 Relationship. The Parties are independent contractors. This Agreement does not create any  agency, partnership or joint venture between the Parties.  11.7 Assignment. Neither Party may assign any rights or delegate any obligations under these  terms without the other Party’s written consent.   11.8 Severability. Unenforceable terms of this Agreement will be modified to reflect the Parties'  intention and only to the extent necessary to make them enforceable. The other terms will  remain in effect without change.  11.9 Counterparts. The parties may execute this Agreement in counterparts, including electronic  copies, which taken together will constitute one instrument.     ______________________________    [SIGNATURE PAGE FOLLOWS]

9    This agreement has been signed electronically by both Parties.         VOLVO CAR CORPORATION      POLESTAR PERFORMANCE AB           By:         Maria Hemberg      By:     Anna Rudensjö                          Printed Name:         Printed Name:       ______    Title:     General Counsel    Title:     General Counsel______                         Date:      Jul 6, 2023    Date:     Jul 6, 2023___________        By:         Johan Ekdahl       By:          Dennis Nobelius                        Printed Name:         Printed Name:     _____________                    Title:       CFO      Title:     COO    ______                         Date:      Jul 6, 2023    Date:       Jul 6, 2023_____